EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (“Agreement”) made as of this __ day of ___________, 2008, by and among Title Starts Online, Inc., a Nevada corporation (the “Company”), and the undersigned subscriber of securities of the Company (the “Subscriber”).

WHEREAS, the Company intends to obtain subscriptions for the purchase and sale, in an offering registered under the Securities Act of 1933, as amended (the “Act”), on Form SB-2 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Offering”), consisting of a minimum of 200,000 and a maximum of 900,000 shares of the Company’s common stock, par value .001 (the “Shares”), on the terms and conditions as set forth in the prospectus (the “Prospectus”) which is a part of the Company’s Registration Statement, and the Subscriber desires to acquire that number of Shares set forth on the signature page hereof. This Agreement incorporates terms as defined by Title Starts Online, Inc.'s Registration Statement.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Subscription Procedure

1.1 Subject to the terms and conditions set forth herein and in the Registration Statement, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set forth upon the signature page hereof at a price of $0.25 per Share (the “Purchase Price”). The Company agrees to sell such Shares to the Subscriber for the Purchase Price.

1.2 The subscription period will begin as of the date the Registration Statement is declared effective by the Securities and Exchange Commission (“SEC”) and will terminate at 5:00 PM Local Time on June 30, 2008, unless terminated earlier or extended by the Company for up to an additional 30 days (the “Offering Period”). The Shares will be offered on a minimum/maximum basis as more particularly set forth in the Registration Statement. The minimum dollar amount of Shares that may be purchased by the Subscriber is $1,250 unless the Company elects to waive the requirement. The consummation of the Offering is subject to the satisfaction of the closing conditions set forth in Section 5 of this Agreement.

1.3 The Purchase Price will be placed in escrow pursuant to an escrow agreement by and between Company and its escrow agent (the “Escrow Agreement”), and shall be paid over to the Company at the closing of the purchase of the Shares in the Offering pursuant to this Agreement (the “Closing”).

1.4 The certificates for the Common Stock bearing the name of the Subscriber will be delivered by the Company no later than twenty (20) days following the Closing of the Offering. The Subscriber hereby authorizes and directs the Company to deliver the Shares to be issued to the Subscriber pursuant to this Agreement and delivered to the residential or business address indicated on the signature page hereof.

1.5 This executed Subscription Agreement shall be forwarded to:

Carol McMahan
Synergy Law Group, LLC
730 West Randolph Street
Suite 600
Chicago, IL 60661

1.6 The Purchase Price for the Shares purchased hereunder shall be paid by check or wire transfer (instructions available upon request) to Title Starts Online, Inc.

1.7 The Company may, in its sole discretion, reject any subscription, in whole or in part, or terminate or withdraw the Offering in its entirety at any time prior to Closing.

2. Representations and Covenants of Subscriber.

2.1 The Subscriber recognizes that the purchase of Shares involves a high degree of risk in that (i) the Company will likely need additional capital but has no assurance of additional necessary capital; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (iii) an investor may not be able to liquidate his or her investment; (iv) there is currently no market for the Shares; (v) an investor could sustain the loss of his or her entire investment; and (vi) the Company is and will be subject to numerous other risks and uncertainties, including without limitation, significant and material risks relating to the Company’s business, and the industries and markets in which the Company will compete, as well as risks associated with the Offering, and the other transactions contemplated herein, in the Registration Statement, all as more fully set forth herein and in the Registration Statement.

2.2  The Subscriber represents that he or she is able to bear the economic risk of an investment in the Shares.

2.3 The Subscriber acknowledges that he or she has reviewed all of the documents furnished or made available by the Company to evaluate the merits and risks of such an investment and that he or she recognizes the highly speculative nature of this investment.

2.4 The Subscriber acknowledges receipt and careful review of the Prospectus, this Agreement, and any other exhibits or attachments hereto and thereto (collectively, the “Offering Documents”) and hereby represents that he or she has been furnished or given access by the Company during the course of this Offering with or to all information regarding the Company and its respective financial condition and results of operations which he or she had requested or desired to know; that all documents which could be reasonably provided have been made available for his or her inspection and review; that he or she has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the terms and conditions of the Offering, and any additional information which he or she had requested.

2.5 The Subscriber acknowledges that this Offering of Shares may involve tax consequences, and that the contents of the Offering Documents do not contain tax advice or information. The Subscriber acknowledges that he or she must retain his or her own professional advisors to evaluate the tax and other consequences of an investment in the Shares.

2.6 The Subscriber acknowledges that neither the SEC nor any state securities commission has approved or disapproved of the Shares or passed upon the accuracy or adequacy of the Prospectus.

2.7 The Subscriber understands that the Company will review this Agreement, and the Company reserves the unrestricted right to reject or limit any subscription and to close the offer at any time.

2.8 The Subscriber hereby represents that the address of the Subscriber furnished on the signature page of this Agreement is the undersigned's principal residence if he or she is an individual or its principal business address if it is a corporation or other entity.

2.9 The Subscriber hereby represents that, except as set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Company or its agents, employees or affiliates and in entering into this transaction, the Subscriber is not relying on any information, other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

2.10 If the undersigned Subscriber is a partnership, corporation, trust or other entity, such partnership, corporation, trust or other entity further represents and warrants that: (i) it is authorized and otherwise duly qualified to purchase and hold the Shares; and (ii) that this Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned.

2.11 If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Such Subscriber's subscription and payment for, and his or her or her continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

3. Representations by the Company.
Except as set forth in the Registration Statement or any other items provided to Subscriber, the Company represents and warrants to the Subscriber that:

3.1 Organization and Authority. The Company, and its respective subsidiaries, if any (i) is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted, and (iii) has all requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement and the Offering Documents being executed and delivered by it in connection herewith, and to consummate the transactions contemplated hereby and thereby.

3.2 Qualifications. The Company, and each of its respective subsidiaries, if any, is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where such qualification is necessary and where failure to so qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole or has the affect of preventing the Company from performing any of its duties or obligations under this Agreement. (a “Material Adverse Effect”).

3.3 Corporate Authorization. The Offering Documents have been duly and validly authorized by the Company. This Agreement, assuming due execution and delivery by the Subscriber, when the Subscription Agreement is executed and delivered by the Company, will be, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

3.4 Non-Contravention. The execution and delivery of the Offering Documents by the Company, the issuance of the Shares as contemplated by the Offering Documents, with or without the giving of notice or the lapse of time, or both, will not (i) result in any violation of any provision of the articles of incorporation or by-laws or similar instruments of the Company or its respective subsidiaries, (ii) conflict with or result in a breach by the Company or its respective subsidiaries of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or its respective subsidiaries, pursuant to any agreements, instruments or documents or any indenture, mortgage, deed of trust or other agreement or instrument to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or any of its properties or assets are bound or affected, in any such case which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and its respective subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform their obligations under, the Offering Documents, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over Company or any of its subsidiaries or any of its respective properties or assets that would, except with respect to violations of federal and state securities laws, have a Material Adverse Effect, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Offering Documents, (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or its subsidiaries to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or its subsidiaries to make use thereof or (v) except for applicable requirements of federal securities laws and state securities or blue-sky laws, requiring filing with, or permit, authorization, consent or approval of, any third party, public body or authority.

3.5 Information Provided. The Company hereby represents and warrants to the Subscriber that the information set forth in the Prospectus and any other document provided by the Company (or the Company’s authorized representatives) to the Subscriber in connection with the transactions contemplated by this Agreement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

3.6 Events Subsequent. Other than in the ordinary course of the Company’s business, the Company has disclosed to the Subscriber:

(a) Any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of the Company;
(b)  Any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of the Company;
(c)  Any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of the Company or any redemption, purchase or other acquisition of any such shares;
(d)  Any subjection to any lien on any of the assets, tangible or intangible, of the Company other than in the ordinary course of business;
(e)  Any incurrence of indebtedness or liability or assumption of obligations by the Company other than in the ordinary course of business;
(f)  Any waiver or release by the Company of any right of any material value;
(g)  Any compensation or benefits paid to officers or directors of the Company;
(h)  Any change made or authorized in the articles of incorporation or bylaws of the Company, except standard corporate minutes pertaining to this transaction and other items approved in the ordinary course of business;
(i)  Any loan to or other transaction with any officer, director or stockholder of the Company giving rise to any claim or right of the Company against any such person or of such person against the Company; or
(j)  Any material adverse change in the condition (financial or otherwise) of the respective properties, assets, liabilities or business of the Company; or
(k) Any agreement, written or otherwise, to take any of the foregoing actions.

3.7 Compliance with Law. Neither the Company nor any of its respective subsidiaries is in violation of or has any liability under any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, except where such violation or liability would not individually or in the aggregate have a Material Adverse Effect and to the knowledge of the Company there is no pending investigation that would reasonably be expected to lead to such a claim.

3.8 Consents. The Company has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all applicable judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate their respective properties and conduct their respective businesses as are now being conducted and as disclosed in the Prospectus, except where the failure to have any such Consent would not have a Material Adverse Effect. Each such Consent is valid and in full force and effect, and the Company has not received written notice of any investigation or proceedings which results in or, if decided adversely to the Company, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent.

3.9 Intellectual Property. The Company does not have any knowledge of any claim that, or inquiry as to whether, any product, activity or operation of the Company infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no such proceedings have been instituted, are pending or are threatened against the Company. The Company: (i) owns or possesses all rights to use, option and/or license, as the case may be, all patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of their respective businesses as being conducted and as described in the Offering Memorandum and (ii) does not believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others, which conflict would have a Material Adverse Effect. All Intellectual Property developed by and belonging to Company (including, without limitation, that which is developed by consultants to Company which has not been patented has been kept confidential so as, among other things, all such information may be deemed proprietary to Company. To Company’s knowledge, there is no infringement by third parties of any Intellectual Property. There are no pending or, to Company’s knowledge, threatened actions, suits, proceedings or claims by others challenging Company’s rights in or to any Intellectual Property, and there are no facts which would form a reasonable basis for any such claim. There is no pending or, to Company’s knowledge, threatened action, suit, proceeding or claim by others that Company infringes or otherwise violates any Intellectual Property rights of others, in each case which would be reasonably likely to have a Material Adverse Effect, and Company is not aware of any other fact which would form a reasonable basis for any such claim.

3.10 Legal Compliance. To the best knowledge of the Company, after due investigation, no claim has been filed against the Company alleging a violation of any applicable laws or regulations of foreign, federal, state and local governments and all agencies thereof. The Company holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for its respective business as presently conducted.

3.11 No SEC or NASD Inquiries. The Company and none of its past or present officers or directors are, or has ever been, the subject of any formal or informal inquiry or investigation by the SEC or NASD.

3.12 Disclosure. The representations and warranties and statements of fact made by the Company in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading. The Company is and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Offering, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not and will not be an entity “controlled” by an “investment company” within the meaning of the 1940 Act. The Company will: (i) utilize the proceeds of the Offering in accordance with the “Use of Proceeds” section of the Prospectus and (ii) initially utilize the proceeds of the Offering in such a manner so as to cause Company not to be subject to the 1940 Act, and will thereafter use its best efforts to avoid Company becoming subject to the 1940 Act.

3.13 Securities Law Compliance. Subject to the accuracy and completeness of the representations and warranties of the Subscriber contained in this Agreement, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder.

4. Covenants of the Company. The Company covenants with the Subscriber as follows, which covenants are for the benefit of the Subscriber and its, his or her permitted assignees.

4.1 Securities Compliance. The Company shall take all necessary action as may be required or permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Subscriber, or their respective subsequent holders.

4.2 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

4.3 Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries.

4.4 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any Subsidiary to perform its obligations under any Offering Documents.

4.5 Use of Proceeds. The Company will use the net proceeds from the sale of the Shares for the purposes set forth in the Prospectus under the section titled “Use of Proceeds”.

5. Closing Conditions

5.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares. The obligation hereunder of the Company to close and issue and sell the Shares to the Subscriber at the Closing Date is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Subscriber’s Representations and Warranties. The representations and warranties of the Subscriber shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Subscriber. The Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Subscriber at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Purchase Price. The Subscriber shall have delivered to the Company the purchase price for the Shares to be purchased by the Subscriber.

(e) Delivery of this Agreement. This Agreement has been duly executed and delivered by the Subscriber.

5.2 Conditions Precedent to the Obligation of the Subscriber to Close and to Purchase the Shares. The obligation hereunder of the Subscriber to purchase the Shares and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Subscriber’s sole benefit and may be waived by the Subscriber at any time in its sole discretion.

(a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e) Shares. Within a reasonable period of time after the Closing the Company shall deliver to the Subscriber certificates representing the Shares (in such denominations as the Subscriber may request).

(f) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

(g) Minimum Investment Amount. Pursuant to the Prospectus, the Company shall have in escrow the at least $50,000.

6. Miscellaneous.

6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company at Title Starts Online, Inc., 7007 College Boulevard, Suite 270, Overland Park, KS 66211, Attention: Mark DeFoor, Chief Executive Officer, with a copy to (which shall not constitute notice) Synergy Law Group, L.L.C., 730 West Randolph, Suite 600, Chicago, Illinois 60661, Attention: Bartly Loethen, Esq., and to the Subscriber at the address indicated on the signature page of this Agreement. Notices shall be deemed to have been given three (3) business days after the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

6.2 This Agreement may be amended through a written instrument signed by the Subscriber and the Company; provided, however, that the terms of Section 4 of this Agreement may be amended without the consent or approval of the Subscriber so long as such amendment applies in the same fashion to the subscription agreements of all of the other subscribers for Shares in the Offering

6.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

6.4 Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

6.5 This Agreement may be executed in counterparts. It shall not be binding upon the Company unless and until it is accepted by the Company. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Shares as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

6.6 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

6.7 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

6.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.9 Specific Performance. The Company and the Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Offering Documents are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Offering Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

6.10 Survival. The representations, warranties and covenants of the Company and the Subscriber shall survive the execution and delivery hereof and the Subscription Closing until the second anniversary of the Closing Date.

6.11 The obligation of the Subscriber hereunder is several and not joint with the obligations of any other subscribers for the purchase of Shares in the Offering (the “Other Subscribers”), and the Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscribers. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by the Subscriber pursuant hereto, shall be deemed to constitute the Subscriber and the Other Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and the Other Subscribers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. The Subscriber shall be entitled to protect and enforce the Subscriber’s rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. The Subscriber is not acting as part of a “group” (as that term is used in Section 13(d) of the 1934 Act) in negotiating and entering into this Agreement or purchasing the Shares. The Company hereby confirms that it understands and agrees that the Subscriber is not acting as part of any such group.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

Number of Shares Subscribed For: ___________________ _____________________________________	x $0.25 per Share	Total Amount of Subscription: $_______________________ ______________________________________
Print Full Legal Name of Subscriber		Print Full Legal Name of Co-Subscriber (if applicable)
____________________________________		_____________________________________
Signature of (or on behalf of) Subscriber		Signature of (or on behalf of) Co-Subscriber (if applicable)
Name: Title:
Address of Subscriber: ____________________________________ ____________________________________		Address of Co-Subscriber (if applicable): _____________________________________ ____________________________________
____________________________________		____________________________________
Social Security or Taxpayer Identification Number of Subscriber		Social Security or Taxpayer Identification Number of Co-Subscriber (if applicable)
☐ Individual ☐ Joint Tenants with Rights of Survivorship ☐ Corporation ☐ LLC ☐ Other: ______________________________________	TYPE OF OWNERSHIP:	☐ Partnership ☐ Trust Date of Trust: __________________________________ Name of Trustee: ______________________________________
Mail to: Carol McMahan Synergy Law Group, LLC 730 West Randolph Street Suite 600 Chicago, IL 60661		Subscription Agreed to and Accepted: TITLE STARTS ONLINE, INC. By: ________________________________ Mark DeFoor President and Chief Executive Officer